================================================================================



                         MAHONING NATIONAL BANCORP, INC.








                            NOTICE OF ANNUAL MEETING


                                       AND


                                 PROXY STATEMENT












                           ANNUAL SHAREHOLDERS MEETING

                                 MARCH 16, 1999


================================================================================

                         MAHONING NATIONAL BANCORP, INC.
                                23 Federal Plaza
                                  P.O. Box 479
                              Youngstown, OH 44501

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 March 16, 1999


TO THE HOLDERS OF SHARES OF COMMON STOCK:

         Notice is hereby given that the Annual Meeting of the Shareholders of Mahoning National Bancorp, Inc. (the "Corporation") will be held at The Mahoning National Bank, 23 Federal Plaza, Youngstown, Ohio 44501 on Tuesday, March 16, 1999, at 11:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of three (3) Directors to be elected to Class II of the Corporation's staggered Board of Directors to serve a two-year term or until their successors shall have been elected and qualified.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO OTHER BUSINESS TO BE PRESENTED BY OR ON BEHALF OF THE CORPORATION.

         Shareholders of record at the close of business on January 29, 1999 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

                                     By order of the Board of Directors


                                     Gregory L. Ridler, Chairman of the Board,
                                     President and Chief Executive Officer

February 12, 1999

                                    IMPORTANT

         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                         MAHONING NATIONAL BANCORP, INC.
                                YOUNGSTOWN, OHIO

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mahoning National Bancorp, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of shareholders to be held on Tuesday, March 16, 1999, in accordance with the foregoing notice.

         The Corporation is a one-bank holding company of which The Mahoning National Bank of Youngstown (hereinafter "Mahoning National Bank") is a wholly owned subsidiary.

         The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All cost associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on February 12, 1999.

         Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the three (3) persons listed in this Proxy Statement.

                                VOTING SECURITIES

         Only shareholders of record at the close of business on January 29, 1999, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of January 29, 1999, the Corporation had outstanding 6,300,000 shares of Common Stock, no par value. Shareholders are entitled to one (1) vote for each share of common stock owned as of the record date, and shall have the right to cumulate votes in the election of directors, in accordance with Ohio law. Cumulative voting permits a shareholder to multiply the number of shares held by the number of directors to be elected, and cast those votes for one candidate or spread those votes among several candidates as he or she deems appropriate.

         As of January 29, 1999, Mahoning National Bank held 868,993 shares of the Corporation's outstanding shares in their Trust Department in regular or nominee accounts. This total represents 13.79 percent of the outstanding shares, which will be voted in accordance with the instructions contained in the various trust agreements pursuant to which such shares are held and may, therefore, in certain circumstances in which discretionary voting is granted to the trustee, be voted at the direction of The Mahoning National Bank as Trustee.

         All directors and Named Executive Officers as a group (comprised of nine individuals), beneficially held 143,576 shares of the Corporation's common stock as of January 29, 1999, representing 2.279 percent of the outstanding common stock of the Corporation.

                                   PROPOSAL #1
                      ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS

CLASSIFICATION SYSTEM FOR THE ELECTION OF DIRECTORS

         The Corporation has a classified system for the election of directors. Directors are divided into classes as nearly equal in number as possible but with no fewer than three directors per class. The Corporation has six directors and, therefore, the directors have been divided into two classes comprised of three directors. Directors are elected to serve a two-year term.

INFORMATION WITH RESPECT TO NOMINEES

         The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the Annual Meeting of the Corporation's Shareholders. Those nominees receiving the greatest number of votes will be elected as Directors. There is no minimum number of votes required to elect a Director.

                                    CLASS II
                              (TERM TO EXPIRE 2001)

                                                                        Director of
                                                                          Mahoning       Director of
                                               Principal Occupation       National       Corporation
                                                                            Bank
                    Name and Age                   Past 5 Years            Since            Since
         ------------------------------------------------------------------------------------------------
         Charles J. McCrudden, Jr. (63)      President, McCrudden           1986             1995
                                             Heating and Air
                                             Conditioning Supplies


         Gregory L. Ridler (52)              Chairman of the Board,         1988             1992
                                             President & Chief
                                             Executive Officer,
                                             Mahoning National
                                             Bancorp, Inc. and
                                             President & Chief
                                             Executive Officer,
                                             The Mahoning National
                                             Bank of Youngstown

         Daniel B. Roth (69)                 Attorney At Law,               1972             1995
                                             Chairman, Torent, Inc.
                                             and Vice Chairman,
                                             McDonald Steel Corp.

         The following Directors shall continue to serve as Directors until their respective terms expire and are not standing for reelection at this Annual Meeting of Shareholders:

INFORMATION WITH RESPECT TO DIRECTORS NOT STANDING FOR REELECTION


                                    CLASS I
                (CONTINUING DIRECTORS WITH TERM TO EXPIRE 2000)

                                                                       Director of
                                                                        Mahoning          Director of
                                            Principal Occupation      National Bank       Corporation
                   Name and Age                 Past 5 Years              Since              Since
           ---------------------------------------------------------------------------------------------
           William J. Bresnahan (48)      President, Hynes                1990               1998
                                          Industries, Inc.

           Frank A. Kramer (67)           Retired President,              1981               1994
                                          Brenner Industrial
                                          Sales and Supply


           Warren P. Williamson, III      President, Skye                 1972               1992
           (68)                           Management, Inc;
                                          Chairman, WKBN
                                          Broadcasting Corp.






         The business experience of each of the above-listed nominees and directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and directors has had the same position or another executive position with the same employer during the past five years.

         Shareholders desiring to nominate individuals to serve as directors may do so by following the procedure outlined in the Corporation's Code of Regulations requiring advance notice to the Corporation of such nomination and certain information regarding the proposed nominee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership as of January 29, 1999, of the Corporation's common shares of each director, each Named Executive Officer and all directors and Named Executive Officers as a group.

                                           Aggregate Number of Shares           Percent of Outstanding Shares
                                           --------------------------           -----------------------------
                Name                           Beneficially Owned*
                ----                           -------------------

William J. Bresnahan                                        896                                 .014
Frank Hierro                                              3,464                                 .055
Frank A. Kramer                                          40,311                                 .640
Charles J. McCrudden, Jr.                                10,334                                 .164
Parker T. McHenry                                         1,729                                 .027
Gregory L. Ridler                                        24,400                                 .387
Daniel B. Roth                                           11,154                                 .177
David E. Westerburg                                       2,415                                 .038
Warren P. Williamson, III                                48,873                                 .776
 All Directors and Named Executive
 Officers as a Group
(includes nine persons)                                 143,576                                2.279

*Beneficial Ownership includes those shares over which an individual has sole or shared voting, or investment power, such as beneficial interests of such person's spouse, minor children and other relatives living in the home of the named person, trusts, estates and certain affiliated companies.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Corporation's nominating function is performed by the Board of Directors acting as a committee of the whole. In conducting its nominating function, the Board of Directors of the Corporation is responsible for making annual nominations for directors to fill vacancies created by expired terms of directors and, from time to time, making appointments to fill vacancies created prior to the expiration of a director's term. During 1998, the Board met once to consider and act upon the nomination of directors.

         During 1997 the Company established an Examining Committee which performs the functions of an Audit Committee. The Examining Committee's functions include its obligation to: (a) annually recommend to the Board of Directors of the Company, and to the Board of Directors of each of the Company's subsidiaries, for appointment by the respective boards, independent public accountants as auditor of the books, records and accounts of the Company and each such subsidiary; (b) review the scope of audits made by the independent public accountants; and (c) receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Examining Committee may deem appropriate. During 1998 the Examining Committee of the Bank performed the functions of the Company's Examining Committee and met four times.

         The Mahoning National Bank Executive Committee performs the function of a Compensation Committee. For a complete description of its functions and members, see "Report of the Executive Committee of The Mahoning National Bank on Compensation" in this Proxy Statement.

         The Board of Directors of the Corporation meets quarterly for its regular meetings and upon call for special meetings. During 1998, the Board met four times consisting of four regular meetings. Each of the directors of the Corporation attended at least 75 percent of all board meetings and committee meetings they were scheduled to attend.

         Directors of the Corporation, other than those persons who serve as officers of The Mahoning National Bank, receive for their service a quarterly retainer of $750 and a fee of $400 for each meeting attended.













                      [THIS SPACE LEFT INTENTIONALLY BLANK]

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Corporation and/or its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer and each of the other three most highly compensated officers earning $100,000 or more annually, (the "Named Executive Officers"):

--------------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY COMPENSATION TABLE


                                                      ANNUAL COMPENSATION                     All Other
Name and Principal Position                 Year              Salary ($)        Bonus ($)    Compensation ($)(3)
-------------------------------------------------------------------------------------------------------------------------
 GREGORY L. RIDLER, President               1998                238,500           131,152(1)          329
 and Chief Executive Officer                1997                225,000           123,726(1)          307
 The Mahoning National Bank                 1996                210,000            73,487(1)          281

 PARKER T. MCHENRY, Executive Vice          1998                117,194                 0(2)            0
 President, The Mahoning National Bank      1997                120,000            36,000(2)            0
                                            1996                114,000            34,200(2)            0

FRANK HIERRO, Senior Vice President         1998                110,000            32,781(1)            0
Loans, The Mahoning National Bank           1997                 92,958            27,283(1)            0
                                            1996                 82,000            24,168(1)            0

DAVID E. WESTERBURG, Senior                 1998                 92,000            27,583(1)            0
Vice President Operations/Retail Banking,   1997                 85,000            25,471(1)            0
The Mahoning National Bank


(1) Represents awards under the Corporation's Executive Phantom Stock Bonus Plan and cash bonuses. For 1998 the amounts disclosed included $83,452 for Mr. Ridler, $21,979 for Mr. Hierro and $18,383 for Mr. Westerburg awarded under Executive Stock Bonus Plan, (See "Executive Deferred Cash and Executive Phantom Stock Bonus Plans"), and $47,700, $10,802 and $9,200 in cash bonuses awarded to Messrs. Ridler, Hierro and Westerburg. All awards under the Executive Phantom Stock Bonus Plan are subject to vesting except for acceleration in the event of death, permanent disability or a change of control of the Corporation. Vested awards are payable upon termination of employment or retirement.

(2) Mr. McHenry retired on October 31, 1998. He was not eligible to participate in the Executive Deferred Cash Bonus Plan for 1998. Years 1997 and 1996 represents amount awarded to Mr. McHenry under the terms of the Corporation's Executive Deferred Cash Bonus Plan adopted November 15, 1993. The amount awarded annually is determined by return on stockholder equity performance requirements as set forth in the Deferred Cash Bonus Plan. See "Executive Deferred Cash and Executive Phantom Stock Bonus Plans". Vested awards are payable upon termination of employment or retirement.

(3) The amount for Mr. Ridler represents the premium attributable to his portion of a Split Dollar Life Insurance policy.

PENSION PLANS

         The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (age 65) under the Corporation's qualified defined benefit pension plan, based on remuneration that is covered under the plans and years of service with the Corporation and its subsidiaries:

-------------------------------------------------------------------------------------------------------------------------
                      ESTIMATED ANNUAL RETIREMENT BENEFITS


ANNUAL AVERAGE
 OF FINAL 60
MONTHS SALARY           15 YEARS       20 YEARS       25 YEARS        30 YEARS       35 YEARS       40 YEARS
-------------           --------       --------       --------        --------       --------       --------

       $60,000            16,405          21,873         27,342         32,810          38,278         43,747
        85,000            24,505          32,673         40,842         49,010          57,178         65,347
       110,000            32,605          43,473         54,342         65,210          76,078         86,947
       135,000            40,705          54,273         67,842         81,410          94,978        108,547
       160,000            46,861          62,481         78,102         93,722         109,342        124,963
       185,000            46,861          62,481         78,102         93,722         109,342        124,963

         A participant's remuneration covered by the Corporation's pension plan is his or her average salary (as reported in the Summary Compensation Table) for the 60 months before normal retirement. Participants are vested in their pension benefits after five years of service. Mr. McHenry had 9 years of service, Mr. Ridler had 28 years of service, Mr. Hierro had 13 years of service and Mr. Westerburg had 5 years of service, respectively, as of December 31, 1998.

         Effective on December 11, 1995, the Corporation entered into a Supplemental Executive Retirement Plan with Mr. Ridler. The purpose of the Plan is to replace certain retirement benefits which Mr. Ridler lost under the Corporation's qualified retirement plans due to the eligible compensation limitations under current tax law. Pursuant to the terms of the Supplemental Executive Retirement Plan, upon Mr. Ridler's retirement at his Normal Retirement Age of 65, he will receive payments of $93,000 from the Corporation, annually, for twenty years. This amount represents an estimate of the value of the lost benefits resulting from the reduction in eligible compensation under the Corporation's tax qualified retirement plan. Reduced benefits are provided to Mr. Ridler under the Supplemental Executive Retirement Plan in the event of early retirement.

         In addition, contemporaneously with the adoption of the Supplemental Executive Retirement Plan, the Corporation and Mr. Ridler entered into a Split Dollar Life Insurance Agreement which provides for the payment, to Mr. Ridler's beneficiaries, of one-third of the net-at-risk insurance portion of an insurance policy purchased by the Corporation in connection with the establishment of the Supplemental Executive Retirement Plan. As of December 31, 1998, this Split Dollar Life Insurance Agreement would have provided a death benefit of $357,107 to Mr. Ridler's beneficiaries. The Corporation purchased life insurance for the purpose of funding its obligations under the Supplemental Executive Retirement Plan in the event of Mr. Ridler's death and as an investment vehicle designed to fund the payments to Mr. Ridler at retirement.

REPORT OF THE EXECUTIVE COMMITTEE OF THE MAHONING NATIONAL BANK ON COMPENSATION

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chairman of the Board, President and Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Corporation's fiscal year. The disclosure requirements, as applied to the Corporation, includes the Corporation's Chairman of the Board, President and Chief Executive Officer (Mr. Gregory L. Ridler), Executive Vice President (Mr. Parker T. McHenry), and Senior Vice President, Loans (Mr. Frank Hierro), and Senior Vice President, Operations/Retail Banking (Mr. David E. Westerburg) and includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting Mr. Ridler, Mr. McHenry, Mr. Hierro and Mr. Westerburg. The Corporation is a holding company and owns a single subsidiary, The Mahoning National Bank. The Corporation has no direct employees. All disclosures contained in this Proxy Statement regarding executive compensation reflect compensation paid by The Mahoning National Bank. The Executive Committee of The Mahoning National Bank (the "Committee") has the responsibility of determining the compensation policy and practices with respect to all Executive Officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION PHILOSOPHY. This report reflects the Corporation's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for all other executive officers within the constraints of the amounts approved by the Board.

         Essentially, the executive compensation program of the Corporation has been designed to:

- Support a pay-for-performance policy that awards executive officers for corporate performance.

-        Motivate key senior officers to achieve strategic business goals.

- Provide compensation opportunities which are comparable to those offered by other peer group companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

         SALARIES. Effective January 1, 1999, the Committee increased the salary paid to Mr. Ridler, Mr. Hierro and Mr. Westerburg. The increase reflected consideration of competitive data reported in compensation surveys and the Committee's assessment of the performance of such executives over the intervening year and recognition of the Corporation's performance during 1998. In addition, the Committee approved compensation increases for all other executive officers of the Corporation. The Mahoning National Bank Board approved all of such increases upon recommendation of the Committee. Executive Officer salary increase determinations are based upon written performance appraisals of such executives which reviews, among other things, the performance of executives against goals set in the prior year, extraordinary service and promotions within the organization.

         EXECUTIVE DEFERRED CASH AND EXECUTIVE PHANTOM STOCK BONUS PLANS. In 1998, Mr. McHenry was not eligible to participate in the Executive Deferred Cash Bonus Plan ("Deferred Cash Bonus Plan"). Messrs. Ridler, Hierro and Westerburg participate in the Executive Phantom Stock Bonus Plan ("Phantom Stock Plan"). Pursuant to the terms of the Deferred Cash Bonus Plan, Mr. McHenry is eligible for a deferred cash bonus in the years 1996 and 1997 when The Mahoning National Bank's earnings achieved predetermined corporate levels. Under the terms of the Phantom Stock Plan, participating executives are eligible for deferred phantom stock bonuses, according to similar predetermined corporate earnings performance levels. Under the terms of the plans the participating executives are eligible to receive a deferred bonus of from 2.5 percent to 50 percent of their compensation. In the case of the Deferred Cash Bonus Plan, the bonus is credited to the account of the participating executive and accrues an additional 8 percent per annum in interest. Under the terms of the Phantom Stock Plan the bonus is credited in the participant's phantom stock account in Phantom Shares, the value of which is then determined with reference to the value of the Corporation's common stock, plus additional credits to the account to reflect dividends paid on the stock. In connection with both plans, the benefits are payable upon termination of employment or retirement in a lump sum or over a term at the election of the participant and are subject to a vesting schedule. The Executive Committee of The Mahoning National Bank's Board of Directors has complete discretion in the administration and interpretation of the plans.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE EXECUTIVE COMMITTEE MEMBERS:

             Warren P. Williamson, III, Chairman      Frank A. Kramer
             David A. Bitonte                         Charles J. McCrudden, Jr.
             William J. Bresnahan                     Gregory L. Ridler
             Lee Burdman                              Daniel B. Roth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Mr. Ridler, the Corporation's Chairman of the Board, President and Chief Executive Officer, served on the Executive Committee (the "Committee") of The Mahoning National Bank, which is responsible for compensation matters (see "Report of the Executive Committee of The Mahoning National Bank on Compensation" in this Proxy Statement).

         Although Mr. Ridler served on the Committee, he did not participate in any decisions regarding his own compensation as an Executive Officer. Each year, the Executive Committee determines the amount of the bonus award for the Chairman, President and Chief Executive Officer (pursuant to the Executive Phantom Stock Bonus Plan described elsewhere in this Proxy Statement) and salary for the ensuing year. Mr. Ridler did not participate in discussions or decision-making relative to his compensation.

PERFORMANCE GRAPH - Five-Year Shareholder Return Comparison

         The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index for purposes of this performance comparison which appears below. The Performance Graph presents a comparison which assumes $100 invested on December 31, 1993, in the Corporation's common stock, the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index.

                                    [Graph]


    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG MAHONING NATIONAL
     BANCORP, INC. DOW JONES EQUITY MARKET INDEX & DOW JONES MAJOR REGIONAL
                 BANK INDEX FOR FISCAL YEAR ENDING DECEMBER 31


                                    1993      1994         1995      1996     1997       1998
                                    ----      ----         ----      ----     ----       ----

MAHONING NATIONAL BANCORP, INC.    $100.00   $147.23     $213.13   $260.52   $379.98   $357.24
DOW JONES EQUITY MARKET INDEX      $100.00   $100.74     $138.69   $170.63   $228.57   $294.05
DOW JONES REGIONAL BANK INDEX      $100.00   $105.01     $143.81   $185.10   $231.19   $273.10

ASSUMES $100 INVESTED ON DECEMBER 31, 1993            *TOTAL RETURN ASSUMES
IN MAHONING NATIONAL BANCORP, INC. COMMON STOCK,       REINVESTMENT OF DIVIDENDS
DOW JONES EQUITY MARKET INDEX & DOW JONES MAJOR
REGIONAL BANK INDEX

CHANGE OF CONTROL AGREEMENT

         The Corporation has entered into Change of Control Agreements
(the "Agreements") with Messrs. Ridler, Hierro and Westerburg. The Agreements provide the executives are entitled to monthly periodic payments in the event of a termination of employment (other than for cause) following a Change of Control. A Change of Control is defined to include a merger or other acquisition of the Corporation or the Mahoning National Bank and certain other changes in the voting control of the Corporation. In the event of a Change of Control and termination of the executive, the Agreements provide for the payment of monthly cash payments equal to the highest monthly base salary of such executive prior to the Change of Control, for 36 months in the case of Mr. Ridler and 24 months for each of the other named executive officers. The rights of the Corporation to choose to employ or terminate the executives prior to a Change of Control are not affected by the Agreements. In the event a Change of Control had occurred on January 1, 1999, and each of the executive's employment had been involuntarily terminated on such date (other than for cause), Mr. Ridler would have been entitled (subject to certain immaterial modifications provided for by the Agreements which may lower the amount), to receive a monthly sum of $19,875 for 36 months; Messrs. Hierro and Westerburg would have been entitled (subject to certain immaterial modifications provided for by the Agreements which may lower the amount), to receive a monthly sum of $9,167, and $7,667, respectively for 24 months.

                          TRANSACTIONS WITH MANAGEMENT

         Directors of The Mahoning National Bank and the Corporation and their associates were customers of, and have had transactions with, The Mahoning National Bank in the ordinary course of business during 1998.

         These transactions consisted of extensions of credit by The Mahoning National Bank in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of The Mahoning National Bank, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The Mahoning National Bank expects to have, in the future, banking transactions in the ordinary course of its business with directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time of comparable transactions with others.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10 percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Form 5s were required, the Corporation believes that during 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with.

                              SELECTION OF AUDITORS

         Crowe, Chizek and Company LLP has been appointed to serve as the Independent Auditor for the Corporation and its subsidiary for the fiscal year ended December 31, 1998. It is the intention of the Corporation to appoint Crowe, Chizek and Company LLP as Independent Auditor for 1999. Representatives of Crowe, Chizek and Company LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to have the opportunity to make any statements they consider appropriate.


                              SHAREHOLDER PROPOSALS

         Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of the Corporation for its next annual meeting, to be held in 2000, must be made by a qualified shareholder and must be received by the Corporation no later than October 8, 1999.

                                  OTHER MATTERS

         The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's 1998 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders on request April 1, 1999. Address all requests, in writing, for this document to Norman E. Benden, Jr., Mahoning National Bancorp, Inc., 23 Federal Plaza, Youngstown, Ohio 44501.

                                     By Order of the Board of Directors


                                     Norman E. Benden, Jr.
                                     Secretary and Treasurer



February 12, 1999

                          PROXY FOR ANNUAL MEETING OF

                        MAHONING NATIONAL BANCORP, INC.
                                YOUNGSTOWN, OHIO

         KNOW ALL MEN BY THESE PRESENTS, THAT I, THE UNDERSIGNED SHAREHOLDER OF MAHONING NATIONAL BANCORP, INC. YOUNGSTOWN, OHIO, DO HEREBY NOMINATE, CONSTITUTE, AND APPOINT ROBERT J. EDWARDS AND/OR HELENE GRAN SALRENO, OR EITHER ONE OF THEM (WITH FULL POWER OF SUBSTITUTION FOR ME AND IN MY NAME, PLACE AND STEAD) TO VOTE, INCLUDING THE RIGHT TO VOTE CUMULATIVELY IN THEIR DISCRETION, ALL THE COMMON STOCK OF SAID CORPORATION, STANDING IN MY NAME ON ITS BOOKS ON JANUARY 29, 1999, AT THE ANNUAL MEETING OF ITS SHAREHOLDERS TO BE HELD AT THE MAIN OFFICE OF THE MAHONING NATIONAL BANK OF YOUNGSTOWN, OHIO, 23 FEDERAL PLAZA, YOUNGSTOWN, OHIO ON MARCH 16, 1999 AT 11:00 AM (LOCAL TIME), OR ANY ADJOURNMENTS THEREOF WITH ALL THE POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT AS FOLLOWS:

                          (CONTINUED ON REVERSE SIDE)

                       PLEASE SIGN AND RETURN IMMEDIATELY

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                              FOLD AND DETACH HERE

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                      GENERATIONS OF FAMILIES TRUST IN US

      As many families in the Mahoning Valley know, Mahoning National Bank's Trust and Investments Department has always been the place customers come to for service, knowledge, experience and investment returns at above market averages.

      For over 125 years, we've helped generations of families with their investment needs--for their enjoyment today and tomorrow.

      How do we do this? We've simply perfected a system that is geared to each individual's needs. We gain a thorough understanding of your financial requirements and then give you expert advice and recommendations. Our financial experts tailor a personalized plan for you and then we dedicate ourselves to the growth of your funds.

      Our services include Investment Management, Pension and 401(k) Administration, Estate Planning, Custodial Agencies and more.

      For any size investment, we help you create and build wealth for you and your family... for your future.

      Please call us today at 330/742-7035 to arrange for your free consultation.


              [Photograph J. David Sabine, Senior Vice President]

                          ----------------------------
                               "MAHONING NATIONAL
                                IS COMMITTED TO
                                MAINTAINING AND
                               IMPROVING ITS HIGH
                               LEVEL OF SERVICE."
                                J. DAVID SABINE,
                             SENIOR VICE PRESIDENT,
                            28 YEARS OF INVESTMENT,
                              TRUST MANAGEMENT AND
                           ESTATE PLANNING EXPERIENCE
                          ----------------------------







[Mahoning National Bank Logo]

TRUST AND INVESTMENT SERVICES

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

                                                               Please mark
                                                              your votes as
                                                               indicated in  [X]
                                                               this example


1.   TO ELECT THE FOLLOWING THREE DIRECTORS TO CLASS II WHOSE    2.   TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME
     TERMS WILL EXPIRE IN 2001.                                       BEFORE THE MEETING OR ANY ADJOURNMENT HEREOF.


           FOR              WITHHOLD                             THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE NOMINEES FOR
          Three            AUTHORITY                             DIRECTOR SET FORTH IN ITEM #1 ABOVE UNLESS OTHERWISE
         Nominees         to vote for                            INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID
                        Three Nominees                           MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE
           [ ]                [ ]                                RECOMMENDATIONS OF MANAGEMENT. ALL SHARES REPRESENTED BY
                                                                 PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IN THE
(INSTRUCTION: To withhold authority to vote for any individual   ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" THE
director, strike a line through the director's name listed       ELECTION OF THE THREE (3) PERSONS LISTED IN ITEM #1.
below.)

        Charles J. McCrudden, Jr.                                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
        Gregory L. Ridler                                                  THE NOMINEES FOR DIRECTOR SET FORTH IN ITEM #1
        Daniel B. Roth                                                     ABOVE. THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                                           BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO
                                                                           ITS EXERCISE BY EITHER WRITTEN NOTICE OR
                                                                           PERSONALLY AT THE MEETING OR BY A SUBSEQUENTLY
                                                                           DATED PROXY.

                                                                           NUMBER OF SHARES: _______________________



SIGNATURE(S)                  SIGNATURE(S)                     DATE
            ------------------            --------------------      ------------

(WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. PLEASE SIGN AND RETURN IMMEDIATELY.)


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                              FOLD AND DETACH HERE
================================================================================

                         Mahoning National Bancorp, Inc.
                      Automatic Dividend Reinvestment Plan

                    Mahoning National Bancorp, Inc. now offers its shareholders an easy way to reinvest cash dividends in shares of Mahoning National Bancorp, Inc. Common Stock. Our automatic dividend reinvestment plan is a program whereby our shareholders have an option to choose to purchase additional Mahoning National Bancorp, Inc. common shares with their dividends, instead of receiving them in cash.

                                  HOW IT WORKS:

                    Shareholders who are enrolled in this program automatically have their cash dividends promptly invested in common shares purchased in the open market at the prevailing price of the stock. The full amount of their cash dividend is reinvested even if fractional shares are required to be purchased. For further convenience, Mahoning National Bank will hold plan shares in safekeeping. A detailed statement will be sent to you after each reinvestment.

                              ADDITIONAL BENEFITS:

                    After your first dividend has been reinvested, the Plan permits you to purchase additional shares through voluntary cash investments.
                    For more information, please write or call:

                             MAHONING NATIONAL BANK
                    TRUST DEPARTMENT - DIVIDEND REINVESTMENT
                                  P.O. BOX 479
                            YOUNGSTOWN, OH 44501-0479
                                  330/742-7035

                         THE LOCAL BANK THAT HAS IT ALL
                    [Mahoning National Bank Logo]

                                        MEMBER F.D.I.C.
                    [Equal Housing Opportunity Logo]

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